                                                                    EXHIBIT 99.2

                       DIVALL INSURED INCOME PROPERTIES 2
                               LIMITED PARTNERSHIP

                                 CERTIFICATIONS

I, Bruce A. Provo, certify that:

     1. I have reviewed this quarterly report on Form 10-Q/A of DiVall Insured Income Properties 2 Limited Partnership;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

                                         THE PROVO GROUP, INC., General Partner

Dated: May 15, 2003                   By /s/ Bruce A. Provo
                                         --------------------------------------
                                         President, Chief Executive Officer and
                                         Chief Financial Officer